BB&T
LOAN AGREEMENT

         956-0086757
Account Number

This Loan Agreement (the “Agreement”) is made this 9th day of November, 2001 by and between BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”), and:

The Advisory Board Company, a Delaware corporation (“Borrower”), having its chief executive office at 600 New Hampshire Avenue, N.W., Eighth Floor, Washington, D.C. 20037.

The Borrower has applied to Bank for and the Bank has agreed to make, subject to the terms of this Agreement, the following loan (hereinafter referred to as “Loan”):

Line of Credit (“Line of Credit”) in the maximum principal amount not to exceed $10,000,000.00 at any one time outstanding for the purpose of providing short-term working capital which shall be evidenced by the Borrower’s Promissory Note dated on or after the date hereof which shall mature August 31, 2002, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full. Prior to maturity or the occurrence of any Event of Default hereunder the Borrower may borrow, repay, and reborrow under the Line of Credit through maturity. The Line of Credit shall bear interest at the rate set forth in any such Note evidencing all or any portion of the Line of Credit, the terms of which are incorporated herein by reference.

Section 1 Conditions Precedent

The Bank shall not be obligated to make any disbursement of Loan proceeds until all of the following conditions have been satisfied by proper evidence, execution, and/or delivery to the Bank of the following items in addition to this Agreement, all in form and substance satisfactory to the Bank and the Bank’s counsel in their sole discretion:

Note(s): The Note(s) evidencing the Loans(s) duly executed by the Borrower.

Commitment Fee: A commitment fee of $20,000.00 payable to the Bank on the date of execution of the Loan Documents.

Corporate Resolution: A Corporate Resolution duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.

Articles of Incorporation: A copy of the Articles of Incorporation and all other charter documents of the Borrower, all filed with and certified by the Secretary of State of the State of the Borrower’s incorporation.

By-Laws: A copy of the By-Laws of the Borrower, certified by the Secretary of the Borrower as to their completeness and accuracy.

Certificate of Incumbency: A certificate of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents.

Opinion of Counsel: An opinion of counsel for the Borrower satisfactory to the Bank and the Bank’s counsel.

Section 2 Representations and Warranties

The Borrower and Guarantor(s) represent and warrant to Bank that:

2.01. Financial Statements. The balance sheet of the Borrower and its subsidiaries, if any, and the related Statements of Income and Retained Earnings of the Borrower and its subsidiaries, the accompanying footnotes together with the accountant’s opinion thereon, and all other financial information previously furnished to the Bank, are true and correct and fairly reflect the financial condition of the Borrower and its subsidiaries as of the dates thereof, including all contingent liabilities of every type, and the financial condition of the Borrower and its subsidiaries as stated therein has not changed materially and adversely since the date thereof.

2.02. Name, Capacity and Standing. The Borrower’s exact legal name is correctly stated in the initial paragraph of the Agreement. The Borrower warrants and represents that it is duly organized and validly existing under the laws of its respective state of incorporation or organization; that it and/or its subsidiaries, if any, are duly qualified and in good standing in every other state in which the nature of their business shall require such qualification, and are each duly authorized by their board of directors, general partners or member/manager(s), respectively, to enter into and perform the obligations under the Loan Documents.

2.03. No Violation of Other Agreements. The execution of the Loan Documents, and the performance by the Borrower will not violate any provision, as applicable, of its articles of incorporation, by-laws, articles of organization, operating agreement, agreement of partnership, limited partnership or limited liability partnership, or of any law, other agreement, indenture, note, or other instrument binding upon the Borrower, or give cause for the acceleration of any of the respective obligations of the Borrower.

2.04. Authority. All authority from and approval by any federal, state, or local governmental body, commission or agency necessary to the making, validity, or enforceability of this Agreement and the other Loan Documents has been obtained.

2.05. Asset Ownership. The Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements furnished to the Bank, and all such properties and assets are free and clear of mortgages, deeds of trust, pledges, liens, and all other encumbrances except as otherwise disclosed by such financial statements.

2.06. Discharge of Liens and Taxes. The Borrower and its subsidiaries, if any, have filed, paid, and/or discharged all taxes or other claims which may become a lien on any of their respective properties or assets, excepting to the extent that such items are being appropriately contested in good faith and for which an adequate reserve (in an amount acceptable to Bank) for the payment thereof is being maintained.

2.07. Regulation U. None of the Loan proceeds shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

2.08. ERISA. Each employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained by the Borrower or by any subsidiary of the Borrower meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and no “Reportable Event” nor “Prohibited Transaction” (as defined by ERISA) has occurred with respect to any such plan.

2.09. Litigation. There is no claim, action, suit or proceeding pending, threatened or reasonably anticipated before any court, commission, administrative agency, whether State or Federal, or arbitration which will materially adversely affect the financial condition, operations, properties, or business of the Borrower or its subsidiaries, if any, or the ability of the Borrower to perform their obligations under the Loan Documents.

2.10. Other Agreements. The representations and warranties made by Borrower to Bank in the other Loan Documents are true and correct in all respects on the date hereof.

2.11. Binding and Enforceable. The Loan Documents, when executed, shall constitute valid and binding obligations of the Borrower and Guarantors respectively, the execution of such Loan Documents has been duly authorized by the parties thereto, and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors’ rights generally.

2.12. Commercial Purpose. The Loan(s) are not “consumer transactions”, as defined in the District of Columbia Uniform Commercial Code.

BB&T
LOAN AGREEMENT

Section 3 Affirmative Covenants

The Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Borrower shall:

3.01. Maintain Existence and Current Legal Form of Business. (a) Maintain its existence and good standing in the state of its incorporation or organization, (b) maintain its current legal form of business indicated above, and, (c) as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required.

3.02. Maintain Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

3.03. Maintain Properties. Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

3.04. Conduct of Business. Continue to engage in an efficient, prudent, and economical manner in a business of the same general type as now conducted.

3.05. Maintain Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business, and business interruption insurance if required by Bank, which insurance may provide for reasonable deductible(s). The Bank shall be named as loss payee (Long Form) on all policies, and the Borrower shall deliver certificates of insurance at closing evidencing same. All such insurance policies shall provide, and the certificates shall state, that no policy will be terminated without 20 days prior written notice to Bank.

3.06. Comply With Laws. Comply in all respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed upon it or upon its property, and all Environmental Laws.

3.07. Right of Inspection. Permit the officers and authorized agents of the Bank, at any reasonable time or times in the Bank’s sole discretion, to examine and make copies of the records and books of account of, to visit the properties of the Borrower, and to discuss such matters with any officers, directors, managers, members or partners, limited or general of the Borrower, and the Borrower’s independent accountant as the Bank deems necessary and proper.

3.08. Reporting Requirements. Furnish to the Bank:

Quarterly Financial Statements: As soon as available and not more than forty-five (45) days after the end of each quarter, balance sheets, statements of income, cash flow, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied and certified as true and correct by an officer, general partner or manager (or member(s)) of the Borrower, as appropriate.

Annual Financial Statements: As soon as available and not more than one hundred and twenty (120) days after the end of each fiscal year, balance sheets, statements of income, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied. The financial statements must be of the following quality or better: Audited.

Notice of Litigation: Promptly after the receipt by the Borrower of notice or complaint of any action, suit, and proceeding before any court or administrative agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of the Borrower, as appropriate.

Tax Returns: As soon as available each year, complete copies (including all schedules) of all state and federal tax returns filed by Borrower.

Notice of Default: Promptly upon discovery or knowledge thereof, notice of the existence of any event of default under this Agreement or any other Loan Documents.

Other Information: Such other information as the Bank may from time to time reasonably request.

3.09. Affirmative Covenants from other Loan Documents. All affirmative covenants contained in any Loan Document executed by the Borrower which are described in paragraph 2 hereof are hereby incorporated by reference herein.

Section 4 Guarantor(s)

Section 5 Financial Covenants

The Borrower covenants and agrees that from the date hereof until payment in full of all indebtedness and the performance of all obligations under the Loan Documents, the Borrower shall at all times maintain the following financial covenants and ratios all in accordance with GAAP unless otherwise specified:

Adjusted Current Ratio. A ratio of total current assets to total Adjusted Current Liabilities of not less than 2.0 to 1 through December 30, 2001, and an Adjusted Current Ratio of not less than 2.5 to 1 beginning December 31, 2001 and continuing thereafter. Adjusted Current Liabilities is defined as current liabilities minus deferred revenue)

Adjusted Tangible Net Worth. A minimum Adjusted Tangible Net Worth of not less than $7,000,000.00 through. December 30, 2001, a minimum Adjusted Tangible Net Worth of not less than $10,500,000.00 beginning December 31, 2001 and continuing thereafter. Adjusted Tangible Net Worth is defined as net worth, minus goodwill, contract rights, and assets representing claims on stockholders or affiliated entities, plus eighty percent (80%) of deferred revenue.

Adjusted Debt to Adjusted Tangible Net Worth. A ratio of Adjusted Debt to Adjusted Tangible Net Worth of not greater than 2.0 to 1.0 through December 30, 2001, and a ratio of Adjusted Debt to Adjusted Tangible Net Worth of not greater than 1.5 to 1.0 beginning December 31, 2001 and continuing thereafter. Adjusted Debt is defined as total liabilities minus eighty percent (80%) of deferred revenue.

Section 6 Negative Covenants

The Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations under the Loan Documents, the Borrower shall not, without the prior written consent of the Bank:

6.01. Liens. Create, incur, assume, or suffer to exist any lien upon or with respect to any of Borrower’s properties now owned or hereafter acquired, except:

(a) Liens and security interests in favor of the Bank;

(b) Liens for taxes not yet due and payable or otherwise being contested in good faith and for which appropriate reserves are maintained;

(c) Other liens imposed by law not yet due and payable, or otherwise being contested in good faith and for which appropriate reserves are maintained;

(d) purchase money security interests on any property hereafter acquired, provided that such lien shall attach only to the property acquired.

6.02. Debt. Create, incur, assume, or suffer to exist any debt, except:

(a) Debt to the Bank;

(b) Debt outstanding on the date hereof and shown on the most recent financial statements submitted to the Bank;

(c) Accounts payable to trade creditors incurred in the ordinary course of business;

(d) Debt secured by purchase money security interests as outlined above in Section 6.01 (d);

(e) Additional debt not to exceed $500,000.00 in the aggregate at any time.

BB&T
LOAN AGREEMENT

6.03. Change of Legal Form of Business; Purchase of Assets. Change Borrower’s name or the legal form (other than converting from a subchapter-S corporation to a subchapter-C corporation) of Borrower’s business as shown above, whether by merger, consolidation, conversion or otherwise, and Borrower shall not purchase all or substantially all of the assets or business of any Person without prior written approval from the Bank.

6.04. Leases. Create, incur, assume, or suffer to exist any leases, except:

(a) Leases outstanding on the date hereof and showing on the most recent financial statement submitted to the Bank;

(b) Operating Leases for machinery and equipment which do not in the aggregate require payments in excess of $250,000.00 in any fiscal year of the Borrower.

6.05. Guaranties. Assume, guarantee, endorse, or otherwise be or become directly or contingently liable for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

6.06. Disposition of Assets. Sell, lease, or otherwise dispose of any of its assets or properties except in the ordinary and usual course of its business.

6.07. Transfer of Ownership. If Borrower is a corporation, (a) issue, transfer or sell any new class of stock, or (b) issue, transfer or sell, in the aggregate, from its treasury stock and/or currently authorized but unissued shares of any class of stock (other than pursuant to existing stock plans), more than 10% of the total number of all such issued and outstanding shares as of the date of this Agreement.

6.08. Negative Covenants from other Loan Documents. All negative covenants contained in any Loan Document executed by the Borrower which are described in paragraph 2 hereof are hereby incorporated by reference herein.

Section 7 Hazardous Materials and Compliance with Environmental Laws

7.01. Compliance. Borrower agrees to comply with all applicable Environmental Laws, including, without limitation, all those relating to Hazardous Materials. Borrower further agrees to provide Bank, and all appropriate Federal and State authorities, with immediate notice in writing of any release of Hazardous Materials on Borrower’s property and to pursue diligently to completion all appropriate and/or required remedial action in the event of such release.

Section 8 Events of Default

The following shall be “Events of Default” by Borrower or any Guarantor:

8.01. The failure to make prompt payment of any installment of principal or interest on any of the Note(s) when due or payable.

8.02. Should any representation or warranty made in the Loan Documents prove to be false or misleading in any material respect.

8.03. Should any report, certificate, financial statement, or other document furnished prior to the execution of or pursuant to the terms of this Agreement prove to be false or misleading in any material respect.

8.04. Should the Borrower default on the performance of any other obligation of indebtedness when due or in the performance of any obligation incurred in connection with money borrowed.

8.05. Should the Borrower breach any covenant, condition, or agreement made under any of the Loan Documents.

8.06. Should a custodian be appointed for or take possession of any or all of the assets of the Borrower, or should the Borrower either voluntarily or involuntarily become subject to any insolvency proceeding, including becoming a debtor under the United States Bankruptcy Code, any proceeding to dissolve the Borrower, any proceeding to have a receiver appointed, or should the Borrower make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of the Borrower’s assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 30 days.

8.07. Should final judgment for the payment of money be rendered against the Borrower which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon be effectively stayed.

.	8.08. Upon the death of, or termination of existence of, or dissolution of the Borrower.

8.09. Should the Bank in good faith deem itself, its liens and security interests, if any, or any debt thereunder unsafe or insecure, or should the Bank believe in good faith that the prospect of payment of any debt or other performance by the Borrower is impaired.

8.10. Should any lien or security interest granted to Bank to secure payment of the Note(s) terminate, fail for any reason to have the priority agreed to by Bank on the date granted, or become unperfected or invalid for any reason.

Section 9 Remedies Upon Default

Upon the occurrence of any of the above listed Events of Default, the Bank may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times:

9.01. Declare the balance(s) of the Note(s) to be immediately due and payable, both as to principal and interest, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower and such balance(s) shall accrue interest at the Default Rate as provided herein until paid in full;

9.02. Require the Borrower to pledge collateral to the Bank from the Borrower’s assets and properties, the acceptability and sufficiency of such collateral to be determined in the Bank’s sole discretion;

9.03. Take immediate possession of and foreclose upon any or all collateral which may be granted to the Bank as security for the indebtedness and obligations of Borrower under the Loan Documents;

9.04. Exercise any and all other rights and remedies available to the Bank under the terms of the Loan Documents and applicable law, including the District of Columbia Uniform Commercial Code;

9.05. Any obligation of the Bank to advance funds to the Borrower or any other Person under the terms of under the Note(s) and all other obligations, if any, of the Bank under the Loan Documents shall immediately cease and terminate unless and until Bank shall reinstate such obligation in writing.

Section 10 Miscellaneous Provisions

10.01. Definitions.

     “Default Rate” shall mean a rate of interest equal to Bank’s Prime Rate plus five percent (5%) per annum (not to exceed the legal maximum rate) from and after the date of an Event of Default hereunder which shall apply, in the Bank’s sole discretion, to all sums owing, including principal and interest, on such date.

     “Environmental Laws” shall mean all federal and state laws and regulations which affect or may affect the Borrower’s property, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.).

     “Loan Documents” shall mean this Agreement including any schedule attached hereto, the Note and all other documents, certificates, and instruments executed in connection therewith, and all renewals, extensions, modifications, substitutions, and replacements thereto and therefore.

     “Person” shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a government agency or political subdivision thereof.

     “GAAP” shall mean generally accepted accounting principles as established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, as amended and supplemented from time to time.

BB&T
LOAN AGREEMENT

10.02. Non-impairment. If any one or more provisions contained in the Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect.

10.03. Applicable Law. The Loan Documents shall be construed in accordance with and governed by the laws of the District of Columbia.

10.04. Waiver. Neither the failure or any delay on the part of the Bank in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by law.

10.05. Modification. No modification, amendment, or waiver of any provision of any of the Loan Documents shall be effective unless in writing and signed by the Borrower and Bank.

10.06. Stamps and Fees. The Borrower shall pay all federal or state stamps, taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents or any security granted to the Bank; and the Borrower and Guarantor agree to indemnify and hold harmless the Bank against any and all liability in respect thereof.

10.07. Attorneys’ Fees. In the event the Borrower shall default in any of its obligations hereunder and the Bank believes it necessary to employ an attorney to assist in the enforcement or collection of the indebtedness of the Borrower to the Bank, to enforce the terms and provisions of the Loan Documents, to modify the Loan Documents, or in the event the Bank voluntarily or otherwise should become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy Code), the Borrower agrees to pay the reasonable attorneys’ fees of the Bank and all related costs of collection or enforcement that may be incurred by the Bank. The Borrower shall be liable for such attorneys’ fees and costs whether or not any suit or proceeding is actually commenced.

10.08. Bank Making Required Payments. In the event Borrower shall fail to maintain insurance, pay taxes or assessments, costs and expenses which Borrower is, under any of the terms hereof or of any Loan Documents, required to pay, or fail to keep any of the properties and assets constituting collateral free from new security interests, liens, or encumbrances, except as permitted herein, Bank may at its election make expenditures for any or all such purposes and the amounts expended together with interest thereon at the Default Rate, shall become immediately due and payable to Bank, and shall have benefit of and be secured by the collateral; provided, however, the Bank shall be under no duty or obligation to make any such payments or expenditures.

10.09. Right of Offset. Any indebtedness owing from Bank to Borrower may be set off and applied by Bank on any indebtedness or liability of Borrower to Bank, at any time and from time to time after maturity, whether by acceleration or otherwise, and without demand or notice to Borrower. Bank may sell participations in or make assignments of any Loan made under this Agreement, and Borrower agrees that any such participant or assignee shall have the same right of setoff as is granted to the Bank herein.

10.10. Modification and Renewal Fees. Bank may, at its option, charge any fees for modification, renewal, extension, or amendment of any terms of the Note permitted by law.

10.11. Conflicting Provisions. If provisions of this Agreement shall conflict with any terms or provisions of the Note, the provisions of such Note, as appropriate, shall take priority over any provisions in this Agreement.

10.12. Notices. Any notice permitted or required by the provisions of this Agreement shall be deemed to have been given when delivered in writing to the City Executive or any Vice President of the Bank at its offices in Washington, D.C. and to the Chief Financial Officer of the Borrower at its offices in Washington, D.C. when sent by certified mail and return receipt requested.

10.13. Consent to Jurisdiction. Borrower hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement may be instituted in the Superior Court in the District of Columbia, or the United States District Court for the District of District of Columbia, or in such other appropriate court and venue as Bank may choose in its sole discretion. Borrower consents to the jurisdiction of such courts and waives any objection relating to the basis for personal or in rem jurisdiction or to venue which Borrower may now or hereafter have in any such legal action or proceedings.

10.14. Counterparts. This Agreement may be executed by one or more parties on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.15. Entire Agreement. The Loan Documents embody the entire agreement between Borrower and Bank with respect to the Loans, and there are no oral or parol agreements existing between Bank and Borrower with respect to the Loans which are not expressly set forth in the Loan Documents.

[SIGNATURES ON FOLLOWING PAGE]

BB&T
LOAN AGREEMENT

Signature Page

IN WITNESS WHEREOF, the Bank and Borrower have caused this Agreement to be duly executed under seal all as of the date first above written.

Borrower is a Corporation:

The Advisory Board Company

Attest:		By:	/s/ Frank J. Williams

Frank Williams
Title:		Title:	Chief Executive Officer

	(Corporate Seal)	By:	/s/ David L. Felsenthal

David L. Felsenthal
		Title:	Chief Financial Officer

BRANCH BANKING AND TRUST COMPANY

Attest:		By:	/s/ James R. Sherrick

James Sherrick
	(Corporate Seal)	Title:	Vice President